UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BORLAND SOFTWARE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share, of Borland Software Corporation

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On the evening of June 15, 2009, Company E, who had previously submitted to the Company a nonbinding proposal for the acquisition of all of the outstanding shares of the Company for cash at $1.20 per share (as described in the Preliminary Proxy Statement filed by the Company with the Securities and Exchange Commission on June 1, 2009 (the “Preliminary Proxy Statement”)), advised the Company’s financial advisor that Company E was withdrawing its proposal and no longer intended to make a definitive acquisition proposal to acquire the Company. The Company promptly advised Micro Focus of this development as required under the Merger Agreement. The Company is continuing to comply with its obligations under the Merger Agreement.
Important Additional Information:
All parties desiring details regarding the transaction are urged to review the definitive agreement, which is available on the Securities and Exchange Commission’s website at http://www.sec.gov as an attachment to the Preliminary Proxy Statement on Schedule 14A filed by Borland on June 1, 2009, together with the Amendment filed with this Current Report on Form 8-K. In connection with the proposed transaction, the Company plans to file a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Borland, 8310 North Capital of Texas Highway, Building 2 Suite 100, Austin, TX 78731, Attention: Investor Relations, Telephone: (512) 340-1364, or from the Company’s website, http://www.borland.com. The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s annual proxy statement filed with the SEC on April 8, 2009 and the Preliminary Proxy Statement filed with the SEC on June 1, 2009. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC (when available).
Forward-Looking Statements
This document contains certain forward-looking statements about the Company that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the transaction or the merger agreement; (3) the inability to complete the merger due to the failure to satisfy conditions to completion of the merger; (4) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings. Many of the factors that will determine the outcome of the merger are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.